SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

ICOS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 12, 2003

Dear ICOS Stockholder:

      I cordially invite you to ICOS Corporation’s Annual Meeting of Stockholders, to be held on Friday, May 2, 2003 at 9:30 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101.

      This year you are asked to (1) elect three members to our Board of Directors and (2) ratify the appointment of KPMG LLP as independent public accountants to ICOS for the year ending December 31, 2003.

      As ICOS’ Chairman, I urge you to elect the three nominated directors and vote “For” the remaining proposal. It is important that your shares be represented, whether or not you plan to attend the meeting. Therefore, please take a few minutes to vote now. To vote, please mark, sign and date the enclosed proxy card, and return it in the enclosed prepaid envelope as promptly as possible.

      After the transaction of formal business at the meeting, management will provide an update on ICOS’ progress and respond to questions from stockholders. You can find other detailed information about ICOS and our operations, including our audited financial statements, in the enclosed Annual Report on Form 10-K for the year ended December 31, 2002.

      On behalf of ICOS, thank you for your support.

Regards,

Paul N. Clark
Chairman of the Board of Directors,
Chief Executive Officer and President

22021 - 20th Avenue S.E., Bothell, Washington 98021

Notice of 2003 Annual Meeting of Stockholders

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of ICOS Corporation will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101, on Friday, May 2, 2003, at 9:30 a.m., for the following purposes:

1.	To elect three directors to serve until the third Annual Meeting of Stockholders following their election and until their successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent public accountants to ICOS for the year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Annual Meeting.

      Your Board of Directors recommends that you vote in favor of the two proposals outlined in this Proxy Statement.

      Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of ICOS’ Common Stock be present in person or represented by proxy. To ensure representation at the Annual Meeting, you are urged to mark, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope.

      Only stockholders of record at the close of business on March 5, 2003 are entitled to notice of, and to vote at, the Annual Meeting and all adjournments and postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Paul N. Clark
Chairman of the Board of Directors,
Chief Executive Officer and President

March 12, 2003

Bothell, Washington

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Record Date	1
Voting and Quorum	1
Revocability of Proxies	2
Solicitation of Proxies	2
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	3
PROPOSAL 1: ELECTION OF DIRECTORS	5
Nominees for Election as Class 1 Directors	5
Continuing Class 2 Directors (until 2004)	5
Continuing Class 3 Directors (until 2005)	6
Information on Committees of the Board of Directors and Meetings	6
Compensation of Directors	7
PROPOSAL 2: RATIFICATION OF THE INDEPENDENT AUDITORS	7
EXECUTIVE OFFICERS	8
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
2002 Option Grants	11
2002 Aggregate Option Exercises and Year-End Option Values	12
Compensation Committee Interlocks and Insider Participation	13
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	13
STOCK PRICE PERFORMANCE GRAPH	15
REPORT OF THE AUDIT COMMITTEE	16
RELATED PARTY TRANSACTIONS	16
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS	16
Employment Agreement Between ICOS Corporation and Paul N. Clark	16
Employment Agreement Between ICOS Corporation and Gary Wilcox	17
Change of Control Arrangements	17
PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
OTHER BUSINESS	18
ANNUAL REPORT ON FORM 10-K	18

i

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ICOS Corporation, the principal address of which is 22021 - 20th Avenue S.E., Bothell, Washington 98021, of proxies in the accompanying form for use at the 2003 Annual Meeting of Stockholders, to be held on Friday, May 2, 2003, at 9:30 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is March 21, 2003.

      Each share of ICOS’ $.01 par value Common Stock outstanding at the close of business on March 5, 2003 is entitled to one vote at the Annual Meeting. Proxies are solicited so that each stockholder may have an opportunity to vote on all matters that are scheduled to come before the Annual Meeting. When properly executed proxies are voted, the shares represented thereby will be voted in accordance with the stockholders’ directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card, or, if no choice has been specified, the shares will be voted as recommended by ICOS’ Board of Directors.

Record Date

      Only those shareholders who owned Common Stock at the close of business on March 5, 2003, the record date, can vote at the Annual Meeting. At that date, there were 62,157,142 issued and outstanding shares of Common Stock.

Voting and Quorum

      Holders of Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share of Common Stock held of record.

      Under Delaware law and ICOS’ Amended and Restated Bylaws, the presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the Annual Meeting: (1) the three nominees for election as directors who receive the greatest number of votes cast in the election of directors will be elected and (2) matter 2 listed in the accompanying Notice of 2003 Annual Meeting of Stockholders will be approved if a majority of shares of Common Stock, present in person or represented by proxy and entitled to vote at the meeting, vote in favor of such matter. Means have been provided whereby a stockholder may withhold the vote for any director and may vote against, or refrain from voting on, any matter other than the election of directors. Under Delaware law and the Bylaws:

•	shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum;

•	there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected, and, accordingly, abstentions and broker non-votes will not affect the election of directors;

•	proxies that reflect abstentions as to a particular proposal (other than the election of directors) will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and

•	proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

      The enclosed proxy card also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of mailing this Proxy Statement, but that may properly be presented for action at the Annual Meeting.

Revocability of Proxies

      Any stockholder returning a proxy has the power to revoke it at any time before shares represented thereby are voted at the Annual Meeting. Any shares represented by an unrevoked proxy will be voted according to that proxy unless the stockholder attends the Annual Meeting and votes in person. A stockholder’s right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice of such revocation should be given to ICOS’ Corporate Secretary at or before the Annual Meeting.

Solicitation of Proxies

      The expense of printing and mailing proxy material will be borne by ICOS. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of ICOS in person or by telephone, facsimile transmission, telegraph, telex or electronic mail. No compensation will be paid for such solicitation.

      Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to certain beneficial owners of Common Stock. ICOS will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership, as of January 31, 2003, of Common Stock by (i) each person known by ICOS to beneficially own more than 5% of the outstanding Common Stock; (ii) each director and nominee for director; (iii) each of the Named Executive Officers included in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

	Shares	Percentage of
	Beneficially	Common
Name of Beneficial Owner	Owned(1)(2)	Stock

William H. Gates III	5,711,829	9.2%
c/o Michael Larson 2365 Carillon Point Kirkland, WA 98033
PRIMECAP Management Company(3)	5,584,500	9.0%
225 South Lake Avenue #400 Pasadena, CA 91101
Barclays Global Investors, N.A. and certain affiliates(4)	3,970,308	6.4%
45 Fremont Street San Francisco, CA 94105
Frank T. Cary (5)	195,933	*
Paul N. Clark(6)	1,647,258	2.7%
James L. Ferguson	154,003	*
David V. Milligan(7)	44,767	*
Robert W. Pangia	137,468	*
Gary L. Wilcox(8)	629,558	1.0%
Walter B. Wriston	149,218	*
W. Michael Gallatin	317,390	*
Thomas P. St. John	342,215	*
Michael A. Stein	119,535	*
All directors and executive officers as a group (14 persons)	9,792,532	15.8%

*	Less than 1%.

(1)	Unless otherwise indicated, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Amounts shown include shares owned and stock options and warrants that may be exercised within 60 days of January 31, 2003.

(2)	Includes options and warrants that may be exercised for Common Stock within 60 days of January 31, 2003, for each individual as follows: William H. Gates III, 352,328 shares; Frank T. Cary, 137,468 shares; Paul N. Clark, 1,511,101 shares; James L. Ferguson, 137,468 shares; David V. Milligan, 24,328 shares; Robert W. Pangia, 137,468 shares; Gary L. Wilcox, 592,858 shares; Walter B. Wriston, 129,468 shares; W. Michael Gallatin, 278,049 shares; Thomas P. St. John, 281,414 shares; Michael A. Stein, 114,535 shares; and all directors and executive officers as a group, 3,972,543 shares.

(3)	The information provided relating to PRIMECAP Management Company is based exclusively on a Schedule 13G/A filed with the Securities and Exchange Commission on November 8, 2002. This filing reported that, of the 5,584,500 shares of Common Stock beneficially owned by PRIMECAP Management Company, PRIMECAP Management Company has sole voting power over 2,591,600 of these shares and sole dispositive power over all 5,584,500 of these shares.

(4)	The information provided relating to Barclays Global Investors, N.A. and certain affiliates is based exclusively on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003. This filing reported that, of the 3,970,308 shares of Common Stock beneficially owned by Barclays Global

Investors, N.A. and certain affiliates as of December 31, 2002 (the Aggregate Barclays Shares), Barclays Global Investors, N.A. is the beneficial owner of an aggregate of 3,335,888 shares of Common Stock, and that Barclays Global Investors, N.A. has sole voting power and dispositive power over these shares. The filing also reported that, of the Aggregate Barclays Shares, Barclays Global Fund Advisors is the beneficial owner of an aggregate of 406,444 shares of Common Stock, and that Barclays Global Fund Advisors has sole voting and dispositive power over these shares. The filing also reported that, of the Aggregate Barclays Shares, Barclays Global Investors, LTD is the beneficial owner of an aggregate of 217,894 shares of Common Stock, and that Barclays Global Investors, LTD has sole voting and dispositive power over these shares. Further, the filing reported that, of the Aggregate Barclays Shares, Barclays Capital Investments is the beneficial owner of an aggregate of 4,640 shares of Common Stock, and that Barclays Capital Investments has sole voting and dispositive power over these shares. In addition, the filing reported that, of the Aggregate Barclays Shares, Barclays Private Bank and Trust (Jersey) Limited is the beneficial owner of an aggregate of 1,250 shares of Common Stock, and that Barclays Private Bank and Trust (Jersey) Limited has sole voting and dispositive power over these shares.

(5)	Includes 22,730 shares held by the Cary Family Trust, LLC, of which Frank T. Cary is trustee.

(6)	Includes 116,032 shares held by the Clark Family Limited Partnership, of which Paul N. Clark is trustee.

(7)	Includes 20,339 shares held by the David V. Milligan Trust, of which David V. Milligan is trustee.

(8)	Includes 36,200 shares held by the Gary and Susan Wilcox Living Trust, of which Gary L. Wilcox is a trustee.

PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors consists of eight directors, each of whom is elected for a three-year term. The Board of Directors is divided into three classes, with one class of directors elected to three-year terms at each Annual Meeting of Stockholders. Five of the directors are serving terms that continue beyond the Annual Meeting. Of the continuing directors, three are serving terms that will not expire until the 2004 Annual Meeting of Stockholders and two are serving terms that will not expire until the 2005 Annual Meeting of Stockholders. At the Annual Meeting, three directors will be elected, each of whom will hold office for a term of three years and until his successor is elected and qualified.

      The Board of Directors has unanimously nominated Frank T. Cary, James L. Ferguson and David V. Milligan, Ph.D. for election at the Annual Meeting. Unless otherwise instructed, it is the intention of the persons named as proxies on the enclosed proxy card to vote shares represented by properly executed proxies for the three nominees to the Board of Directors named above. If any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the Board of Directors. No circumstances are presently known that would render any nominee named herein unavailable to serve.

Nominees for Election as Class 1 Directors

      The following are the nominees to serve as Class 1 directors until the 2006 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

      Frank T. Cary (age 82) has been a director since January 1990. He was Chief Executive Officer and Chairman of the Board of International Business Machines Corporation, a business equipment manufacturer, from 1973 to 1980. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus, Inc., Lexmark International Group, Inc., Lincare, Inc. and Vion Pharmaceuticals, Inc.

      James L. Ferguson (age 77) has been a director since January 1990. From 1973 to 1989, he served in various capacities at General Foods Corporation, a food manufacturing company, including Chief Executive Officer and President. Mr. Ferguson is a member of The Business Council and the Council on Foreign Relations, a Trustee of the Aspen Institute and a Life Trustee of Hamilton College.

      David V. Milligan, Ph.D. (age 62) has been a director since October 1995. From May 1998 to the present, he has served as a vice president of Bay City Capital, a San Francisco-based merchant bank. From 1979 to 1996, he served in various capacities at Abbott Laboratories, retiring as Senior Vice President and Chief Scientific Officer after previously heading both the diagnostics and the pharmaceutical research and development sectors. Dr. Milligan is currently vice Chairman of the Board of Caliper Technologies, Inc., as well as a director of Galileo Laboratories Inc., Reliant Pharmaceuticals LLC and Versicor, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE ABOVE-NAMED NOMINEES
TO THE BOARD OF DIRECTORS.

Continuing Class 2 Directors (until 2004)

      The three Class 2 directors, Paul N. Clark, William H. Gates III and Robert W. Pangia, are currently serving terms that expire at the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

      Paul N. Clark (age 56) has been a director, Chief Executive Officer and President since June 1999, and the Chairman of the Board since February 2000. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and board member after serving previously as Vice President from 1984 to 1990 and Senior Vice President from 1990 to 1998. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a

pharmaceutical company. Mr. Clark received his M.B.A. from Dartmouth College, Amos Tuck School, and his B.S. in finance from the University of Alabama.

      William H. Gates III (age 47) has been a director since July 1990. Mr. Gates is a co-founder of Microsoft Corporation, a software company, and was its Chief Executive Officer and Chairman of the Board from its incorporation in 1981 until January 2000, and he has been its Chief Software Architect and Chairman of the Board since January 2000.

      Robert W. Pangia (age 51) has been a director since April 1990. Mr. Pangia is currently a partner of Ivy Capital Partners, a private equity fund specializing in healthcare investments. From 1987 to 1996, Mr. Pangia served as Executive Vice President and Director of Investment Banking at PaineWebber Incorporated, an investment banking and securities brokerage firm. From 1986 to 1987, he was a Managing Director with Drexel Burnham Lambert, an investment banking firm. From 1977 to 1986, Mr. Pangia worked in various positions in the Corporate Financing Department at Kidder Peabody & Co., an investment banking and securities brokerage firm, including serving as Director of the Technology Finance Group. He is currently a director of IDEC Pharmaceuticals, Inc. and Network Associates, Inc.

Continuing Class 3 Directors (until 2005)

      The two Class 3 directors, Gary L. Wilcox and Walter B. Wriston, are currently serving terms that expire at the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

      Gary L. Wilcox, Ph.D. (age 56) joined ICOS in September 1993 as Executive Vice President, Operations, and has been a director since 1993. In April 1995, Dr. Wilcox was appointed ICOS’ Corporate Secretary. From 1989 to 1993, Dr. Wilcox served as Vice Chairman, Executive Vice President and director of XOMA Corporation, a biotechnology company. From 1982 to December 1989, he was the President and Chief Executive Officer of International Genetic Engineering, Inc. (known as Ingene), a biotechnology company, which he co-founded. In 1989, Ingene was acquired by XOMA Corporation. Dr. Wilcox received his Ph.D. and M.A. in molecular biology and biochemistry, and his B.A. in cellular and molecular biology from the University of California at Santa Barbara.

      Walter B. Wriston (age 83) has been a director since January 1990. From 1967 to 1984, he served as Chief Executive Officer of Citicorp and its subsidiary Citibank, N.A., a national banking association. He was Chairman of President Reagan’s Economic Policy Advisory Board and Chairman of The Business Council. Mr. Wriston currently serves as a director of Cygnus, Inc. and Vion Pharmaceuticals, Inc.

Information on Committees of the Board of Directors and Meetings

      The Board of Directors met six times during the year ended December 31, 2002. All directors attended at least 75% of the meetings of the Board of Directors and of meetings held by all committees of the Board of Directors on which they served.

      The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee consists of three independent directors, Messrs. Wriston (Chairman), Ferguson and Pangia. The Committee is governed by an Audit Committee Charter, and each member must meet certain independence and financial literacy requirements. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of ICOS. The Committee recommends the engagement of an accounting firm to serve as ICOS’ independent public accountants. The members meet with the independent public accountants and financial management to review: the scope of the proposed audit for the year; the audit procedures to be utilized; audit fees; and, at the conclusion of the audit, the audit reports. In addition, the Audit Committee reviews the financial statements, the related footnotes and the independent public accountants’ report thereon and makes related recommendations to the Board of Directors as the Committee deems appropriate. The Audit Committee met four times during the year ended December 31, 2002.

      The Compensation Committee consists of three non-employee directors, Messrs. Cary (Chairman) and Ferguson and Dr. Milligan. The Compensation Committee is responsible for establishing compensation levels for ICOS’ executive officers, establishing and administering performance-based compensation plans, evaluating the performances of ICOS’ executive officers, considering management succession and related matters, and administering ICOS’ stock option plan. The Compensation Committee met six times during the year ended December 31, 2002.

      The Nominating Committee consists of three independent directors, Dr. Milligan (Chairman) and Messrs. Pangia and Wriston. The Nominating Committee makes recommendations to the Board of Directors concerning the qualifications of prospective candidates to fill vacancies on, or to be elected or reelected to, the Board of Directors. The Nominating Committee also makes recommendations to the Board of Directors concerning candidates for election as Chief Executive Officer of ICOS, election of other corporate officers and succession planning for senior management. No procedures have been established for considering nominations by stockholders. The Nominating Committee met once during the year ended December 31, 2002.

Compensation of Directors

      ICOS has a policy of paying directors who are not employees of ICOS an annual fee of $24,000 for service on the Board of Directors, $2,000 for each Board meeting attended and $1,000 for each Board committee meeting attended.

      Pursuant to ICOS’ stock option grant program for non-employee directors (the Director Program), each non-employee director is entitled to receive nonqualified stock option grants upon their initial election or appointment to the Board of Directors and, subject to certain limitations, at each Annual Meeting of Stockholders thereafter, assuming continued service on the Board.

      Under the Director Program, upon their initial election or appointment to the Board of Directors, each eligible director is entitled to receive an initial grant of nonqualified stock options for a number of shares of Common Stock determined by dividing $1,000,000 by the closing market price of the Common Stock on the grant date. At each Annual Meeting of Stockholders, each eligible director is also entitled to receive an annual grant of nonqualified stock options for a number of shares determined by dividing $535,000 by the closing market price of the Common Stock on the grant date. However, if the date of a director’s initial grant upon election or appointment to the Board of Directors falls within the five-month period prior to an Annual Meeting of Stockholders, that director will not be eligible for an annual grant until the second Annual Meeting of Stockholders following the director’s initial election or appointment.

      Stock options granted under the Director Program vest and become exercisable in two equal amounts as of each of the next two Annual Meetings of Stockholders. However, if a director’s initial grant upon election or appointment to the Board of Directors falls within the five-month period prior to an Annual Meeting of Stockholders, the initial grant will vest and become 100% exercisable on the date of the second Annual Meeting of Stockholders following the director’s election or appointment. Vesting schedules, for both initial and annual grants, assume continued service on the Board of Directors during the vesting periods.

      Stock options granted under the Director Program have an exercise price equal to the closing market price of the Common Stock on the date of the grant. The options have a ten-year term but cannot be exercised later than two years after termination of service as a director.

      During 2002, ICOS granted each non-employee director a stock option representing the right to purchase 21,810 shares of Common Stock pursuant to the Director Program.

PROPOSAL 2: RATIFICATION OF THE INDEPENDENT AUDITORS

      The Board of Directors unanimously recommends that you vote “FOR” ratification of its selection of KPMG, independent public accountants, to audit and report on the financial statements of ICOS for the year ending December 31, 2003. KPMG audited the financial statements of ICOS for the year ended December 31, 2002. Representatives of KPMG will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions of stockholders. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for the ratification of the Board’s selection of KPMG as ICOS’ independent auditors. If ICOS’ stockholders fail to ratify the selection of KPMG, the Audit Committee and the Board of Directors will consider whether to retain KPMG, and may retain that firm or another firm without resubmitting the matter to ICOS’ stockholders.

      The aggregate fees and expenses billed for professional services rendered by KPMG for the year ended December 31, 2002 were as follows:

(1) Audit	$78,045
(2) Financial Information Systems Design and Implementation	$0
(3) All Other:
Corporate tax planning and compliance	$143,406
Audit related services	$31,498

      The Audit Committee has considered whether the services listed in category (3) above are compatible with maintaining the public accountants’ independence.

EXECUTIVE OFFICERS

      The following persons are executive officers of ICOS. Each officer named below is expected to be reelected at the Board meeting to be held on May 1, 2003.

			Officer
Name	Age	Positions and Offices with ICOS	Since

Paul N. Clark	56	Chief Executive Officer, President	1999
Leonard M. Blum	42	Vice President, Sales and Marketing	2000
W. Michael Gallatin, Ph.D.	49	Vice President, Scientific Director	1995
David A. Goodkin, M.D., FACP	47	Vice President, Development; Chief Medical Officer	2002
Thomas P. St. John, Ph.D.	50	Vice President, Therapeutic Development	1993
Michael A. Stein	53	Vice President, Chief Financial Officer	2001
Clifford J. Stocks	44	Vice President, Business Development	1999
Gary L. Wilcox, Ph.D.	56	Executive Vice President, Operations; Corporate Secretary	1993

      The biographical summaries of Mr. Clark and Dr. Wilcox are provided above in the section entitled PROPOSAL 1: ELECTION OF DIRECTORS.

      Leonard M. Blum (age 42) joined ICOS as Vice President, Marketing in June 2000 and was appointed ICOS’ Vice President, Sales and Marketing in January 2001. From August 1997 to June 2000, Mr. Blum served in various capacities for Merck Sharp & Dohme Israel, a pharmaceutical company, including Marketing Director and Business Unit Director. He joined Merck and Co. in 1987, served in several positions in the United States, and led sales and marketing teams in Germany, Israel and Switzerland. His previous experience includes service as an officer in the United States Army Special Forces and a Corporate Financial Analyst with the Investment Banking Division at Shearson Lehman American Express, a financial services company. Mr. Blum received his M.B.A. from the Stanford Graduate School of Business and his A.B. in economics, magna cum laude, from Princeton University. He was a Fulbright Scholar in international finance at the University of Zurich.

      W. Michael Gallatin, Ph.D. (age 49) has been Vice President and Scientific Director since April 1995. Dr. Gallatin joined ICOS in 1990 as Director of the Cell Adhesion Program and became a Senior Director, Science, in July 1992. He was appointed Vice President, Biological Research, in October 1993. Prior to joining ICOS, Dr. Gallatin was a faculty member of the Fred Hutchinson Cancer Research Center in Seattle, Washington, and an affiliate faculty member of the Department of Microbiology at the University of

Washington. He received his Ph.D. in immunology from the University of Alberta and his B.S. in zoology from Truman State University (formerly Northeast Missouri State University).

      David A. Goodkin, M.D., F.A.C.P., (age 47) joined ICOS in August 2002 as Vice President, Development and Chief Medical Officer. From 1992 to 2002, Dr. Goodkin was employed in various capacities for Amgen Inc., a biopharmaceutical company, serving as Vice President, Clinical Research from 2000 to 2002. Dr. Goodkin is board certified in nephrology and internal medicine. He completed nephrology fellowships at Albert Einstein Medical Center and Temple University Health Sciences Center, and an internal medicine residency at the University of Miami. He received his medical degree from the State University of New York at Syracuse and graduated summa cum laude from Dartmouth College.

      Thomas P. St. John, Ph.D. (age 50) has been Vice President, Therapeutic Development, since October 1993. Dr. St. John joined ICOS in September 1990 as Director of the Structural Cell Biology Program and became a Senior Director, Science, in July 1992. Prior to joining ICOS, Dr. St. John was a faculty member of the Fred Hutchinson Cancer Research Center in Seattle, Washington, and an affiliate faculty member in the Department of Medicine and Department of Genetics at the University of Washington. Dr. St. John received his Ph.D. in biochemistry from Stanford University and his B.S. in biology from California Institute of Technology.

      Michael A. Stein (age 53) has been Vice President and Chief Financial Officer since January 2001. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a fashion specialty retailer. From 1989 to 1998, Mr. Stein was employed in various capacities for Marriott International, Inc., a global hospitality company, and its predecessor, Marriott Corporation, serving as Executive Vice President and Chief Financial Officer from 1993 to 1998. Prior to working with Marriott, Mr. Stein spent 18 years with Arthur Andersen LLP, where he was a partner based in the firm’s Washington, DC office. Mr. Stein serves on the Board of Trustees of the Fred Hutchinson Cancer Research Center and the Board of Directors of Getty Images, Inc. He received his B.S. in business administration from the University of Maryland at College Park, Maryland.

      Clifford J. Stocks (age 44) has been Vice President, Business Development, since January 1999. Mr. Stocks joined ICOS in February 1992 as a Business/ Corporate Development Manager and became Director, Business Development, in January 1993 and Senior Director, Business Development, in January 1997. From October 1989 to September 1991, Mr. Stocks was an Associate with Booz Allen & Hamilton, a management consulting firm. Mr. Stocks received his M.B.A. from the University of Chicago Graduate School of Business and his B.S. in biology from the University of Utah.

EXECUTIVE COMPENSATION

      The following table sets forth information regarding compensation paid by ICOS during the past three years to its Chief Executive Officer and the other four most highly compensated individuals who were serving as executive officers at December 31, 2002 (the Named Executive Officers).

Summary Compensation Table

							Long-Term
							Compensation
		Annual Compensation					Awards

							Securities
						Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)	Options(#)(3)	Compensation($)

Paul N. Clark	2002	$650,000		$—		$146,870 (2)	800,330	$6,671	(4)
Chairman of the Board, Chief	2001	600,000		—		61,287	172,859	29,014
Executive Officer and President	2000	550,000		—		149,520	75,173	178,288
Gary L. Wilcox	2002	462,000		—		—	114,060	1,806	(5)
Executive Vice President,	2001	440,000		—		—	62,350	506
Operations, Corporate Secretary	2000	416,000		—		—	34,651	414
and Director
W. Michael Gallatin	2002	353,000		—		—	114,220	630	(5)
Vice President and Scientific	2001	333,000		—		—	54,132	330
Director	2000	308,000		—		—	21,685	270
Thomas P. St. John	2002	340,000		—		—	102,410	966	(5)
Vice President, Therapeutic	2001	321,000		—		—	51,562	330
Development	2000	297,000		—		—	21,170	270
Michael A. Stein	2002	350,000		—		—	174,990	966	(5)
Vice President and Chief	2001	319,000	(1)	30,000	(1)	—	117,090	506
Financial Officer

(1)	Mr. Stein became Vice President and Chief Financial Officer of ICOS on January 8, 2001 and received a $30,000 bonus upon the commencement of his employment.

(2)	Represents payments made by ICOS to, or for the benefit of, Mr. Clark as summarized below.

	2002	2001	2000

Club initiation fees	$69,000	$—	$—
Professional fees	17,100	24,875	15,125
Tax reimbursement	60,770	36,412	134,395

	$146,870	$61,287	$149,520

See related discussion in “Employment Contracts, Termination of Employment and Change of Control Arrangements.”

(3)	Represents options awarded to the Named Executive Officers pursuant to the Management Incentive Program (the MIP) and periodic stock option grant program, and, in the case of Mr. Stein, stock options awarded in 2001 in conjunction with commencing employment. Options granted pursuant to the MIP are reported in the year earned for all years presented. The total number of MIP options earned by the Named Executive Officers for performance in 2002, 2001 and 2000 were as follows:

	2002	2001	2000

Paul N. Clark	70,200	50,459	48,073
Gary L. Wilcox	16,800	15,550	14,151
W. Michael Gallatin	15,500	12,732	9,585
Thomas P. St. John	12,400	10,162	9,470
Michael A. Stein	21,400	17,090	—

Stock options awarded in 2000 and 2001 were granted in January of each year. Stock option awards, that would normally have been granted in January 2003, were, instead, granted in December 2002. Accordingly, the increase in stock option awards shown above for 2002, was primarily due to the one-month change in the timing of ICOS’ periodic stock option grants and, in the case of Mr. Clark, options awarded in relation to his employment contract. See note (3) under “2002 Option Grants.” Options granted to the Named Executive Officers in 2002 under the periodic stock option grant program were as follows:

	January 2002	December 2002	Total

Paul N. Clark	130,130	300,000	430,130
Gary L. Wilcox	49,760	47,500	97,260
W. Michael Gallatin	44,020	54,700	98,720
Thomas P. St. John	42,110	47,900	90,010
Michael A. Stein	53,590	100,000	153,590

(4)	All other compensation for 2002 represents reimbursement of personal travel, in accordance with Mr. Clark’s employment agreement, and subsequent arrangements approved by the Board of Directors, as well as taxable compensation related to group term life insurance premiums paid by ICOS. See “Employment Contracts, Termination of Employment and Change of Control Arrangements.”

(5)	Reflects taxable compensation related to group term life insurance premiums paid by ICOS for Drs. Wilcox, Gallatin and St. John and Mr. Stein.

2002 Option Grants

      The following table sets forth certain information regarding stock options granted to the Named Executive Officers in 2002.

						Potential Realizable Value at Assumed
						Annual Rates of Stock Price
Individual Grants						Appreciation for Option Term(5)

	Number of		Percent of
	Securities		Total Options
	Underlying		Granted to
	Options		Employees	Exercise Price	Expiration
Name	Granted(#)(1)		in 2002	($/Share)(4)	Date	5%($)	10%($)

Paul N. Clark	180,589	(2)	5%	$47.03	1/24/12	$5,341,265	$13,535,815
	300,000	(3)	8%	23.43	5/16/12	4,420,500	11,202,416
	370,200		10%	29.74	12/12/12	6,923,971	17,546,703
Gary L. Wilcox	65,310	(2)	2%	47.03	1/24/12	1,931,668	4,895,227
	64,300		2%	29.73	12/10/12	1,202,219	3,046,660
W. Michael Gallatin	56,752	(2)	2%	47.03	1/24/12	1,678,549	4,253,773
	70,200		2%	29.73	12/10/12	1,312,532	3,326,214
Thomas P. St. John	52,272	(2)	1%	47.03	1/24/12	1,546,044	3,917,980
	60,300		2%	29.73	12/10/12	1,127,431	2,857,132
Michael A. Stein	70,680	(2)	2%	47.03	1/24/12	2,090,496	5,297,728
	121,400		3%	29.73	12/10/12	2,269,820	5,752,170

Totals for:
Named Executive Officers	1,412,003		39%			$29,844,495	$75,631,818
All Stockholders(6)						$1,312,666,698	$3,326,555,139

(1)	Represents options awarded to the Named Executive Officers pursuant to the MIP and periodic stock option grant programs. Options generally expire ten years from the date of the grant or three months after termination of employment, whichever is earlier. Options granted under the MIP vest immediately. Options granted under the periodic stock option grant program become exercisable in 48 equal monthly installments, beginning on the grant date. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already owned shares or, subject to certain conditions, by offsetting the underlying shares. According to the terms of ICOS’ stock option plan, certain changes of control of ICOS would provide optionees the right to exercise their options in whole, or in part, whether or not the vesting requirements set forth in their option agreements have been satisfied. See “Employment Contracts, Termination of Employment and Change of Control Arrangements” for a description of provisions regarding acceleration of vesting upon certain changes of control.

(2)	Includes options awarded to the Named Executive Officers under the MIP and periodic stock option grant programs. See note (3) above, under “Executive Compensation, Summary Compensation Table.” The total number of MIP options granted to the Named Executive Officers in 2002 were 120,659, 32,350, 28,232, 22,562, and 38,490 to Mr. Clark, Dr. Wilcox, Dr. Gallatin, Dr. St. John and Mr. Stein, respectively.

(3)	Represents options awarded in relation to Mr. Clark’s employment contract.

(4)	The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant based on the closing price of the Common Stock as reported on The Nasdaq Stock Market.

(5)	The actual value, if any, that a Named Executive Officer or any other individual may realize will depend on the future performance of the Common Stock and overall market conditions, as well as the optionholders’ continued employment through the vesting period. The realizable values presented above reflect assumed compounded annual growth rates of 5% and 10% in accordance with regulations of the Securities and Exchange Commission. These values are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. There can be no assurance that the actual value realized by a Named Executive Officer or stockholder will approximate the potential realizable values set forth in the table.

(6)	The increase in the market value of the holdings of all of the ICOS’ stockholders over a ten-year period based on 62,104,891 shares of Common Stock outstanding as of December 31, 2002, at assumed annual rates of appreciation of 5% and 10% from a base price of $33.61 per share (which represents the weighted-average of the fair market value of the underlying Common Stock on the dates of the grants to Named Executive Officers during 2002) would be $1,312,666,698 and $3,326,555,139, respectively. Thus, the potential realizable gain on options granted in 2002 to the Named Executive Officers represents 2.3% of the total realizable gain by all stockholders if the assumed appreciation rates of 5% and 10% are achieved. Actual gains, if any, depend on the future performance of the Common Stock and overall market conditions. The amounts reflected in the table may not be achieved.

2002 Aggregate Option Exercises and Year-End Option Values

      The following table sets forth certain information regarding option exercises during 2002 and options held by Named Executive Officers as of December 31, 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Year-End(#)		at Year-End($)(1)
	Shares Acquired
Name	on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul N. Clark	—	$—	1,381,122	1,177,649	$—	$—
Gary L. Wilcox	3,300	113,878	581,248	117,113	6,484,930	—
W. Michael Gallatin	—	—	267,877	114,132	2,093,933	—
Thomas P. St. John	16,200	344,444	269,837	105,727	2,243,479	—
Michael A. Stein	—	—	98,685	193,395	—	—

(1)	Based on the closing price of a share of Common Stock as reported on The Nasdaq Stock Market on December 31, 2002 ($23.41). There is no guarantee that, if and when these options are exercised, they will have this value.

Compensation Committee Interlocks and Insider Participation

      During 2002, the Compensation Committee consisted of Messrs. Cary and Ferguson and Dr. Milligan. None of ICOS’ executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of the Compensation Committee or Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for establishing compensation levels for ICOS’ executive officers, establishing and administering performance-based compensation plans, evaluating the performances of ICOS’ executive officers, considering management succession and related matters, and administering ICOS’ stock option plans. The Compensation Committee is comprised of Frank T. Cary (Chairman), James L. Ferguson and David V. Milligan, all of whom are nonemployee directors of ICOS. The Compensation Committee reviews with the Board of Directors all aspects of compensation for the executive officers.

      The Compensation Committee takes into account the compensation paid by competing companies in the industry to assist it in determining the reasonableness of compensation for executive officers of ICOS and to ensure that ICOS is able to attract and retain key executive talent.

      The Compensation Committee’s compensation policy is to structure executive compensation such that a substantial portion of the annual compensation of each executive officer is related to a combination of ICOS’ overall performance and each officer’s individual contributions. As a result, much of an executive officer’s compensation is comprised of stock options that, by their nature, provide value to that officer in direct proportion to the performance of the Common Stock price and, thus, provide value to stockholders over time. These stock options are granted to executive officers pursuant to two separate programs — the MIP, a performance-based incentive program, and a periodic grant program.

      Base Salaries. Executive officer salary levels are based on a subjective evaluation of the executive’s performance in achieving specific objectives as well as competitive salaries of individuals in similar positions in the biotechnology industry. Executive officer salaries are not targeted to a specific level of comparable compensation, but are compared to the salary level equal to the 75th percentile of data available for each position.

      In fulfilling its duties, the Compensation Committee relies on compensation statistics from various sources, including a survey of executive compensation for 445 public and private companies in the biotechnology industry. For 2002 compensation, 2000 survey data by position was aged using an industry average provided by a third party. As discussed in further detail below, the Compensation Committee determined Mr. Clark’s 2002 salary considering competitive market data from sources in addition to the survey.

      Annual and Long-Term Incentive Compensation. The Compensation Committee does not anticipate awarding annual cash bonuses while ICOS is unprofitable. Instead, the MIP was established in 1994 for certain executive officers of ICOS. For 2002, Messrs. Clark, Blum, Stein and Stocks and Drs. Gallatin, Goodkin, St. John and Wilcox participated in this performance-based incentive program. Under the MIP, a competitive market value is established to determine the number of target options available for grant to participants based on their respective levels of responsibility. Option grants to MIP participants are based on a combination of company performance and individual performance, measured against predetermined incentive objectives, that reflect aggressive goals, which, in general, exceed expected results for the year. For 2002 performance, the total number of stock options awarded to participants was based on the successful completion of a series of corporate goals, as well as the individual achievements of the participants. The corporate goals included specific accomplishments in the clinical, research, business development, operations and finance areas. The size of participants’ individual grants, for performance in 2002, was based on a combination of ICOS’ success in achieving corporate goals as well as the extent to which the individuals achieved or exceeded objectives related to their areas of responsibility. Stock option grants under the MIP have an exercise price equal to the fair market value of the Common Stock on the grant date, are immediately vested and generally expire after ten years or three months after termination of employment, whichever is earlier. MIP option grants for 2002 performance were made in December 2002.

      All ICOS employees, including executive officers, are eligible for a periodic stock option grant program. The program’s primary purpose is to offer an incentive for long-term performance of ICOS through increases in the market price of the Common Stock, and related return on equity to ICOS’ stockholders. Under the program, stock options are granted to employees on a periodic schedule, on the basis of each employee’s position within ICOS and performance. In determining the size of stock option grants under the periodic program, the Compensation Committee considers the price of the Common Stock but does not consider the outstanding number of stock options held by each individual. The options granted through the program have an exercise price equal to the fair market value of the Common Stock on the grant date, vest monthly over a four-year period and generally terminate after ten years or three months after termination of employment, whichever is earlier.

      2002 Compensation of the Chief Executive Officer. In establishing 2002 compensation for the Chief Executive Officer, the Compensation Committee considered, in part, Mr. Clark’s employment agreement, which is described in this proxy statement under the heading “Employment Contracts, Termination of Employment and Change of Control Arrangements.” The Compensation Committee also considered Mr. Clark’s overall compensation in comparison to market data regarding the compensation of other chief executive officers in a group of 25 peer biotechnology companies, as well as ICOS’ relative success in achieving key strategic goals. For 2002 compensation, 2000 peer group data for chief executive officers was aged using an industry average provided by a third party.

      In January 2002, the Compensation Committee reviewed Mr. Clark’s accomplishments over the previous year, particularly as they related to overall ICOS achievements in 2001. Considering all of the above, the Compensation Committee established Mr. Clark’s annual base salary for 2002 at $650,000.

      In December 2002, as a result of his participation in the MIP for 2002, Mr. Clark was awarded a stock option to purchase 70,200 shares of Common Stock. The MIP award was based on a combination of Mr. Clark’s individual performance and the achievement of 2002 corporate objectives, including: regulatory approval of Cialis™ (tadalafil) in Europe; receipt of an approvable letter for Cialis from the FDA; completion of a Phase 2b/3 clinical study of sitaxsentan; initiation of a Phase 2 clinical study of IC 747; completion of certain preclinical studies; and, certain financial goals.

      In January 2002, Mr. Clark was also awarded options to purchase 130,130 shares of Common Stock under ICOS’ periodic stock option grant program. Following receipt of an approvable letter in April 2002 for Cialis and in recognition of both the spirit of his 1999 employment agreement (which provided for a grant of options if the FDA approved Cialis before June 30, 2002) and changes in the FDA’s approach to issuing approvable letters between 1999 and 2002, Mr. Clark was awarded options to purchase 300,000 shares of Common Stock in May 2002. In December 2002, Mr. Clark was awarded options to purchase 300,000 shares of Common Stock under ICOS’ periodic stock option grant program. The December 2002 award was in lieu of the periodic grant that would have historically been awarded in early 2003.

      Section 162(m) Limitations on Executive Compensation. Compensation payments in excess of $1 million to each of the Chief Executive Officer and the four other most highly compensated executive officers are subject to a limitation on deductibility for ICOS under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2003 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The 1999 Stock Option Plan is designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Submitted by the Compensation Committee of ICOS’ Board of Directors

Frank T. Cary, Chairman
James L. Ferguson
David V. Milligan

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks, an index of approximately 249 companies, the stocks of which are quoted on The Nasdaq Stock Market and the Primary Standard Industrial Classification Code Number of which is 283, Pharmaceutical Companies. Upon request, ICOS will provide to stockholders a list of companies that comprise The Nasdaq Pharmaceutical Stock Index. Stock price performance shown for ICOS is historical and not necessarily indicative of future price performance.

Comparison of Cumulative Total Return Among ICOS Corporation,

the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies)
and the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks(1)

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

ICOS Corporation	$100	$162	$160	$284	$314	$128
CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies)	$100	$141	$261	$157	$125	$86
CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks	$100	$127	$239	$299	$254	$164

(1)	Assumes $100 was invested on December 31, 1997 in the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks. Total return performance for the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks is weighted based on the market capitalization of the firms included in each index and assumes that dividends are reinvested. The CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks are produced and published by the Center for Research in Security Prices at the University of Chicago, Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois 60607.

REPORT OF THE AUDIT COMMITTEE

      The members of the Audit Committee of the Board of Directors are independent, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules, and carry out their responsibilities in accordance with an Audit Committee Charter adopted on May 3, 2000. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002, with ICOS’ management. In addition, the Audit Committee has discussed with ICOS’ independent public accountants, KPMG, all of the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed, with KPMG, their independence. Based on these discussions and reviews, the Audit Committee recommended to ICOS’ Board of Directors that the audited financial statements, for the year ended December 31, 2002, be included in ICOS’ Annual Report on Form 10-K for 2002. The Committee also evaluated the performance of KPMG and recommended to the Board of Directors that KPMG be selected as ICOS’ independent public accountants, to audit and report on ICOS’ financial statements for the year ending December 31, 2003.

Submitted by the Audit Committee of the Board of Directors

Walter B. Wriston, Chairman
James L. Ferguson
Robert W. Pangia

RELATED PARTY TRANSACTIONS

      One of ICOS’ directors and principal stockholders, Mr. Gates, is Chief Software Architect, Chairman of the Board and a principal shareholder of Microsoft Corporation. In 2002, ICOS paid Microsoft approximately $190,000 for a software license. ICOS’ total obligation to Microsoft for this license, payable over the course of three years, is estimated at $575,000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE OF CONTROL ARRANGEMENTS

Employment Agreement Between ICOS Corporation and Paul N. Clark

      On June 11, 1999, ICOS entered into an employment agreement with Paul N. Clark, in which he agreed to serve as President and Chief Executive Officer of ICOS, be elected a director of ICOS, and have overall charge of and responsibility for the business and affairs of ICOS. Mr. Clark’s employment agreement is for a term of five years; however, starting with the second anniversary of the agreement, it will be extended under a daily three-year “evergreen” feature such that the remaining term of the agreement will always be at least three years unless either party gives notice of discontinuation of the “evergreen” feature. The agreement established Mr. Clark’s initial annual salary, subject to future increase at the sole discretion of the Board of Directors, and Mr. Clark was granted a ten-year stock option, vesting ratably over a 60-month period, to purchase 1,500,000 shares of Common Stock. If ICOS receives FDA approval of a new drug application, the last 300,000 shares to vest under the option will accelerate in vesting as of the date of approval. If such approval was to occur before June 30, 2002, Mr. Clark was to be granted an additional option to purchase 300,000 shares at an exercise price equal to the closing price on the date of the grant, which will vest in equal monthly amounts over a 48-month period. In addition, subject to certain limitations, the agreement also provides that Mr. Clark will be granted certain replacement stock options in the event that the exercise of the 1,500,000 share option, the exercise of a previously granted replacement stock option, or the payment of taxes related to such exercises is affected by the surrender of other Common Stock held by Mr. Clark.

      The agreement also obligates ICOS to reimburse Mr. Clark for certain travel and temporary living expenses, relocation services, professional fees and certain taxes incurred by, or for the benefit of, Mr. Clark under the agreement.

      In the event of termination of employment by ICOS without cause, or by Mr. Clark for good reason, the agreement provides that (a) the 1,500,000 share option will fully vest and be exercisable over the next two years, (b) any additional stock options, restricted stock or performance shares granted to Mr. Clark will likewise become fully vested, and (c) subject to certain restrictions, Mr. Clark will have the option of receiving (i) continuing payments of his then current annual salary plus an annual payment equal to his most recent annual performance cash bonus target (or most recent cash bonus payment) for a period of three years or (ii) a lump sum representing such salary continuation and bonus payment based on a 6% annual discount factor.

Employment Agreement Between ICOS Corporation and Gary Wilcox

      In September 1993, ICOS entered into a four-year employment agreement with Gary L. Wilcox pursuant to which Dr. Wilcox was employed as a senior executive officer of ICOS and nominated for election to the Board of Directors. According to the terms of the agreement, Dr. Wilcox’s employment is automatically renewed for successive one-year terms upon expiration of the initial four-year employment period, unless notice of nonrenewal is given. In the event that ICOS terminates Dr. Wilcox’s employment without cause or Dr. Wilcox terminates the agreement for good reason, Dr. Wilcox will receive severance pay through the end of the one-year term. The severance pay is based on his then current annual salary and may be reduced under certain circumstances.

Change of Control Arrangements

      Except for certain circumstances in which ICOS’ stockholders receive capital stock of another corporation (Exchange Stock) in exchange for their own as discussed below, and subject to the final determination of ICOS’ Board of Directors, stock options outstanding under ICOS’ 1991 Stock Option Plan for Nonemployee Directors and the 1989 Stock Option Plan, and any options outstanding or to be granted under the 1999 Stock Option Plan, will terminate in the event of a merger (other than a merger of ICOS in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of ICOS, as a result of which ICOS’ stockholders receive cash, stock or other property in exchange for or in connection with their shares of Common Stock. An optionee, however, would have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already owned shares or by offsetting the underlying shares, subject to certain conditions.

      If ICOS’ stockholders receive Exchange Stock for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, except in certain conditions, all options granted under the 1989 Stock Option Plan or the 1999 Stock Option Plan, including those granted to executive officers, will be converted into options to purchase shares of the Exchange Stock unless ICOS and the other corporation in their sole discretion determine that any or all such options will terminate. If it is determined that such options will terminate, the optionee will have the right immediately prior to such merger, consolidation, acquisition of property or stock, separation or reorganization to exercise such options in whole or in part whether or not the vesting requirements have been satisfied. If such options are converted into options for Exchange Stock, then each converted option will become fully vested and immediately exercisable unless such option is (a) assumed by the successor corporation or such option is to be replaced with a comparable option for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. Any such options that are assumed or replaced and do not otherwise accelerate at the time of the transaction will be accelerated in the event the optionee’s employment or services should subsequently terminate within two years following such transaction, unless such termination is for cause or by the optionee voluntarily without good reason.

      In addition, in the event of a corporate transaction in which ICOS’ stockholders receive capital stock of another corporation in exchange for their shares of Common Stock, any unexercised options granted under the 1991 Stock Option Plan for Nonemployee Directors shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation.

PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

      An eligible stockholder who wishes to have a qualified proposal considered for inclusion in the proxy materials for the 2004 Annual Meeting of Stockholders must send such proposal to ICOS’ Corporate Secretary. The qualified proposal must be received at ICOS’ principal executive offices no later than November 24, 2003.

      Any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2004 Annual Meeting of Stockholders pursuant to ICOS’ Bylaws, without inclusion of such proposal in ICOS’ 2004 proxy materials, is required to provide notice of such proposal to ICOS. Notice must be received by the Corporate Secretary not earlier than 90 days and not later than 60 days prior to the 2004 Annual Meeting of Stockholders. ICOS’ Bylaws provide that any matter to be presented at the 2004 Annual Meeting of Stockholders must be proper business to be transacted at an Annual Meeting of Stockholders and must have been properly brought before such a meeting, pursuant to ICOS’ Bylaws. Copies of the pertinent provisions of the Bylaws are available upon request submitted to the Corporate Secretary, 22021 - 20th Avenue S.E., Bothell, WA 98021.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ICOS’ directors and executive officers, and persons who own more than 10% of a registered class of securities, to file with the Securities and Exchange Commission the initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ICOS. Officers, directors and greater-than-10% beneficial owners are required by Securities and Exchange Commission regulations to furnish ICOS with copies of all Section 16(a) forms they file. Based solely on its review of the copies of reports furnished to ICOS, or written representations that no reports were required, ICOS believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater-than-10% beneficial owners were made with respect to ICOS’ fiscal year ended December 31, 2002, with the exception of the filing requirement applicable to Leonard M. Blum, who failed to file a timely Form 4 to report the acquisition of 4,300 shares of Common Stock by the Buckeye Limited Partnership, of which Mr. Blum is a limited partner.

OTHER BUSINESS

      As of the date of this Proxy Statement, ICOS knows of no other business to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named as proxies in the accompanying proxy card.

ANNUAL REPORT ON FORM 10-K

      A copy of ICOS’ Annual Report on Form 10-K for the year ended December 31, 2002, is being mailed to ICOS’ stockholders concurrently with this Proxy Statement, the proxy card and the Notice of 2003 Annual Meeting of Stockholders. Stockholders not receiving a copy of an Annual Report may obtain one without charge by submitting a written request to the Investor Relations Department at ICOS’ principal executive offices or by accessing a copy through the internet at www.icos.com.

BY ORDER OF THE BOARD OF DIRECTORS

Paul N. Clark
Chairman of the Board of Directors,
Chief Executive Officer and President

March 12, 2003

Bothell, Washington

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ICOS Corporation
22021 — 20th Avenue S.E., Bothell, Washington 98021

     The undersigned hereby appoints Paul N. Clark, Gary L. Wilcox and Walter B. Wriston as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ICOS Corporation held of record by the undersigned on March 5, 2003, at the annual meeting of stockholders to be held on May 2, 2003, or any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)

Detach here from proxy voting card.

Please mark your votes as indicated in this example. ☒

WITHHOLD
		FOR	AUTHORITY
		all nominees	to vote for all
		listed below	nominees listed below
1. ELECTION OF DIRECTORS:		☐	☐

Class I	01 Frank T. Cary
02 James L. Ferguson
03 David V. Milligan, Ph.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name)

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as ICOS’ independent public accountants for the year ending December 31, 2003.	☐	☐	☐

3.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR Items 1 and 2.

The Board of Directors recommends a vote “FOR” the nominees in Item 1 and “FOR” Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ______________________________ Signature _______________________________ Dated__________ , 2003

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Detach here from proxy voting card